Exhibit 99.1

Loop Media Announces Third Quarter Financial Guidance

Glendale, CA – June 2, 2023 — Loop Media, Inc. ("Loop Media" or the “Company”) (NYSE American: LPTV), the free streaming television media company for business that serves over 2 billion video views per month via restaurants, various retail businesses, office buildings, doctors’ offices, airports, bars and college campuses, announced today third quarter financial guidance.

Similar to many companies that rely on the advertising market, the Company continues to see industry and macro headwinds in overall digital ad spend that has continued into its third quarter ended June 30, 2023, due in part to general industry pressures and continued uncertainty about a potential recession. Loop Media has previously disclosed a planned reduction in spending and costs and has started to implement certain of those reductions in the first two months of Loop Media’s third quarter ending June 30, 2023. The Company will continue to bolster these efforts as the Company focuses on margin improvement while building a robust platform for future growth.

Loop Media estimates for the quarter ended June 30, 2023, total revenue of approximately $5.4 million to $5.6 million, cost of revenue of approximately $3.5 million to $3.8 million and operating loss of approximately $(7.6) million to $(7.9) million. The Company expects to report reduced underlying SG&A expenses (which excludes stock-based compensation and amortization and depreciation) costs by approximately 20% for Loop Media’s quarter ended June 30, 2023, as compared to the quarter ended March 31, 2023. The Company estimates gross profit margin as a percentage of total revenue of approximately 30% to 33% for the quarter ending June 30, 2023.

The above quarterly guidance disclosure includes forward-looking statements. See “Safe Harbor Statement and Disclaimer” set forth below. The estimated financial results contained in this press release are subject to finalization in connection with the preparation of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. The Company’s actual results for the three months ending June 30, 2023, may differ materially from those indicated above and you should not place undue reliance upon any of these forward-looking statements.

About Loop Media, Inc.

Loop Media, Inc. ("Loop Media") (NYSE American: LPTV) is a leading digital out of home (DOOH)TV and digital signage platform optimized for businesses, providing free music video, news, sports and entertainment channels through its Loop TV service. Loop Media is the leading company in the U.S. licensed to stream music videos to businesses through its proprietary Loop Player.

Loop Media’s digital video content reaches millions of viewers in DOOH locations including bars/restaurants, office buildings, retail businesses, college campuses, airports and on free ad-supported TV platforms like Roku and at local gas stations on GSTV terminals in the United States.

Loop is fueled by one of the largest and most important short form entertainment libraries that includes music videos, movie trailers, branded content and live performances. Loop Media’s non-music channels cover a multitude of genres and moods and include movie trailers, sports highlights, lifestyle and travel videos, viral videos and more. Loop Media’s streaming services generate revenue from advertising, sponsorships, integrated marketing and branded content, and from subscriptions.

To learn more about Loop Media products and applications, please visit us online at Loop.tv

Follow us on social:

Instagram: @loopforbusiness

Twitter: @loopforbusiness

LinkedIn: https://www.linkedin.com/company/loopforbusiness

Safe Harbor Statement and Disclaimer

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, third quarter financial guidance, the impact of cost cutting initiatives, Loop Media’s ability to compete in the highly competitive markets in which it operates, statements regarding Loop Media’s ability to develop talent and attract future talent, the success of strategic actions Loop Media is taking, and the impact of strategic transactions. Forward-looking statements are neither historical facts nor assurances of future performance, but instead are based on current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, macroeconomic conditions and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, many of which are outside of our control. A statement identified by the use of forward-looking words including "will," "may," "expects," "projects," "anticipates," "plans," "believes," "estimate," "should," and certain of the other foregoing statements may be deemed forward-looking statements. Although Loop Media believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The risks and uncertainties referred to above include, but are not limited to, risks detailed from time to time in the Registrant’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended September 30, 2022. The forward-looking statements in this press release are made as of the date hereof. Loop Media takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by Loop Media. Loop Media’s SEC filings are available at www.sec.gov.

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Contacts

Loop Media Press Contact
Samara Cooperberg, AVP | 5WPR
looptv@5wpr.com

Loop Media Investor Contact
Jim Cerna, Head of Capital Markets | Loop Media
ir@loop.tv